UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of Report (Date of earliest event reported):     September 29, 2010

JACK IN THE BOX INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9390	95-2698708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9330 BALBOA AVENUE, SAN DIEGO, CA	92123
(Address of principal executive offices)	(Zip Code)

(858) 571-2121
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05     COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On September 29, 2010, Jack in the Box Inc. announced that it planned to close 40 of its company-operated Jack in the Box restaurants prior to October 3, 2010.  The restaurants are located across seven states, primarily in the Southeast and Texas.

The decision to close the restaurants was the result of a comprehensive analysis performed during the company’s fiscal fourth quarter (ending October 3, 2010) that examined restaurants not meeting acceptable levels of return on investment and other key operating  performance metrics.  These restaurant closures are expected to have a positive impact on the company’s future earnings, cash flow and return on invested capital.

The anticipated total cost of closing the 40 underperforming restaurants is approximately $29.5 to $34.5 million on a pre-tax basis, including lease-related costs of approximately $21.0 to $25.0 million and non-cash impairment charges of approximately $8.5 to $9.5 million.  Substantially all of the estimated lease-related costs represent future cash payment obligations.  The company expects to record the impairment and lease-related charges in its fourth quarter of fiscal 2010.

The closures are further described in the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Cautionary Notice Regarding Forward-Looking Statements

This report and the attached exhibit contain forward-looking statements, including statements regarding the estimated costs of closing the 40 underperforming restaurants and the future benefits to the company’s earnings, cash flow and return on invested capital.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance or achievements to be materially different than expressed or implied by these forward-looking statements.  In particular, the company is unable to predict the ultimate costs associated with the closings, the timing of payments made and received, the results of final negotiations with landlords, the impact of the closings on ongoing operations, and any tax benefits from the closings.  For other factors to consider, see the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its quarterly reports on Form 10-Q.  Except as may be required by law, the company undertakes no obligation to update publicly or revise any forward-looking statements to reflect any future events or circumstances.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)       Exhibits.

Exhibit
No.	Description
99.1	Press Release of Jack in the Box Inc. dated September 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK IN THE BOX INC.

By:	/s/ JERRY P. REBEL
Jerry P. Rebel
Executive Vice President
Chief Financial Officer
(Principal Financial Officer)
(Duly Authorized Signatory)
Date: September 29, 2010